UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/09/2010

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

55 Second Street
San Francisco, CA 94105
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 9, 2010, LookSmart, Ltd (the "Company") received a notice from the NASDAQ Stock Market stating that the Company was not in compliance with the $1.00 minimum bid price required for continued listing of its common stock on the NASDAQ Stock Market set forth in Listing Rule 5450(a). The letter also states that the Company has a grace period of 180 days to regain compliance as set forth in Listing Rule 5810(c). The letter further states that if at anytime during this grace period the bid price of the Company's security closes at $1.00 per share or more for a minimum of ten consecutive business days, the Staff will provide a written confirmation of compliance and this matter will be closed.   In the event the Company does not regain compliance prior to the expiration of the grace period, it will receive written notification that its securities are subject to delisting.

The Company is currently considering its options in order to comply with the $1.00 minimum bid price rule within the aforementioned grace period.

On March 12, 2010, the Company announced the above by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated March 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: March 12, 2010	By:	/s/ Steve Markowski
Steve Markowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated March 12, 2010